  As filed with the Securities and Exchange Commission on November 29, 2004.
                                                    Registration No. 333-118071
===============================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                       ----------------------------------
                         POST-EFFECTIVE AMENDMENT NO. 1
                                   TO FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                       ----------------------------------
                            The E.W. Scripps Company
             (Exact name of registrant as specified in its charter)
                       ----------------------------------
        Ohio                                           31-1223339
(State or other jurisdiction of               (I.R.S. Employer Identification
incorporation or organization)                         Number)

                          312 Walnut Street, Suite 2800
                             Cincinnati, Ohio 45202
                                 (513) 977-3000
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                       ----------------------------------

                               M. Denise Kuprionis
       Vice President, Corporate Secretary, and Director of Legal Affairs
                          312 Walnut Street, Suite 2800
                             Cincinnati, Ohio 45202
                                 (513) 977-3000
          (Name, address, including zip code, and telephone number, including area code, of agent for service for registrant)
                       ----------------------------------

                  Please send copies of all communications to:

                             William Appleton, Esq.
                              Baker & Hostetler LLP
                          312 Walnut Street, Suite 3200
                             Cincinnati, Ohio 45202
                                 (513) 929-3400
                       ----------------------------------

         Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, check the following box. [ ]

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

         On August 10, 2004, The E.W. Scripps Company, an Ohio corporation (the "Company") filed a registration statement on Form S-3 (Registration No. 333-118071) (the "Registration Statement") with the U.S. Securities and Exchange Commission (the "Commission"). The Registration Statement related to the secondary offering of up to 6,000,000 Class A Common Shares, $.01 par value (the "Shares") of the Company by The Edward W. Scripps Trust (the "Scripps Trust").

         On September 10, 2004, the Company effected a two-for-one stock split in the form of a 100% stock dividend to shareholders of record at the close of business on August 31, 2004. The Company's shareholders received one additional share for each share held on August 31, 2004. The Company's Class A Common Shares began trading on a split-adjusted based on September 13, 2004.

         The Company filed a Form 8-K with the Commission on September 13, 2004, disclosing that as a result of the stock split, the number of Class A Common Shares registered under the Registration Statement would be deemed to cover an additional 6,000,000 Class A Common Shares, bringing the total number of Class A Common Shares registered under the Registration Statement to 12,000,000.

         On November 17, 2004, Morgan Stanley & Co. Incorporated, as underwriter, purchased 5,000,000 of the split-adjusted Shares. The closing date for such purchase was November 23, 2004.

         This Post-Effective Amendment No. 1 amends the Registration Statement to de-register the 7,000,000 Shares that remain unsold thereunder.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, The E.W. Scripps Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to Form S-3 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati, State of Ohio, on this 29th day of November, 2004.

                                       THE E.W. SCRIPPS COMPANY


                                        By: /s/ M. Denise Kuprionis
                                           ------------------------------
                                           M. Denise Kuprionis
                                           Vice President, Corporate Secretary,
                                           and Director of Legal Affairs

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the Registrant in the capacities indicated, on November 29, 2004.


Signature                                            Title


                  *                                  Chairman of the Board
------------------------------------
William R. Burleigh


                  *
------------------------------------                 President, Chief Executive
Kenneth W. Lowe                                      Officer and Director
                                                     (Principal Executive
                                                     Officer)


------------------------------------                 Senior Vice President and
Joseph G. NeCastro                                   Chief Financial Officer
                                                     (Principal Financial
                                                     and Accounting Officer)
                  *
------------------------------------                 Director
John H. Burlingame

                  *
------------------------------------                Director
Jarl Mohn


                  *
------------------------------------                Director
Nicholas B. Paumgarten


                  *
------------------------------------                Director
Nackey E. Scagliotti


                  *
------------------------------------                Director
Jeffrey Sagansky


                  *
------------------------------------                Director
Edward W. Scripps

                  *
------------------------------------                Director
Paul K. Scripps


                  *
------------------------------------                Director
Ronald W. Tysoe


                  *
------------------------------------                Director
Julie A. Wrigley


                  *
------------------------------------                Director
David A. Galloway


*M. Denise Kuprionis, by signing her name hereto, does sign this Registration Statement on behalf of the persons indicated above pursuant to the powers of attorney duly executed by such persons and filed as one or more Exhibits to this Registration Statement.



                                                  By: /s/ M. Denise Kuprionis
                                                    ---------------------------
                                                    M. Denise Kuprionis
                                                    Attorney-in-Fact



                                      S-2